As Filed with the Securities and Exchange Commission on  March 23, 2010

Registration No. 333-53045

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BLONDER TONGUE LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1611421 (IRS Employer Identification No.)

One Jake Brown Road
Old Bridge, New Jersey  08857
(Address of principal executive offices) (Zip Code)

James A. Luksch

Chief Executive Officer

One Jake Brown Road

Old Bridge, New Jersey 08857

(Name and address of agent for service)

(732) 679-4000
 (Telephone number, including area code, of agent for service)

With copies to:
Gary P. Scharmett, Esquire

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103-7098

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-53045) (the “Registration Statement”) is being filed by Blonder Tongue Laboratories, Inc. (the “Company”) to deregister all shares of the Company’s common stock registered on the Registration Statement that have not yet been sold through the Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on March 23, 2010.

BLONDER TONGUE LABORATORIES, INC.
By:	/s/ James A. Luksch
	Name:	James A. Luksch
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Luksch	Director and Chief Executive Officer
James A. Luksch	(Principal Executive Officer)	March 23, 2010

/s/ Eric Skolnik	Senior Vice President and Chief Financial
Eric Skolnik	Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2010

*	Director, President and Chief Operating
Robert J. Palle, Jr.	Officer	March 23, 2010

/s/ Anthony J. Bruno	Director
Anthony J. Bruno		March 23, 2010

*	Director
Robert B. Mayer		March 23, 2010

*	Director
Gary P. Scharmett		March 23, 2010

/s/ Steven L. Shea	Director
Steven L. Shea		March 23, 2010

*	Director	March 23, 2010
James F. Williams

*By:	/s/ James A. Luksch
James A. Luksch, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
24	Power of Attorney, incorporated by reference to Exhibit 24 to the Company’s Form S-3, filed with the Securities and Exchange Commission on May 19, 1998.